

  For Ministry Use Only                     Ontario Corporation Number
A L'USAGE EXCLUSIF DU MINISTERE           NUMERO DE LA SOCIETE EN ONTARIO   1.

    [LOGO]  Ministry of            Ministere de            1367761
            Consumer and           la Consommation   ---------------------
            Commercial Relations   et du Commerce
    CERTIFICATE                    CERTIFICAT
    This is to certify that these  Ceci certifie que les presents
    articles are effective on      statuts entrent en vigueur le
             MAY 26                       MAI, 2000
    -------------------------------------------------------------

                     Director / Directeur
    Business Corporations Act / Loi sur les societes par actions
-------------------------------------------------------------------------------
                          ARTICLES OF AMENDMENT
   Form 3                STATUTS DE MODIFICATION
  Business
Corporations   1. The name of the corporation is:
    Act
                  DENOMINATION SOCIALE DE LA SOCIETE :

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                C   H   A   N   G   E   P   O   I   N   T       C   O   R   P   O   R   A   T   I   O   N
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 NUMERO 3
LOI SUR LES    --- --- --- --- --- --- --- --- --- --- --- --- --- --- --- --- --- --- --- --- --- --- --- -- -- -- -- -- -- --
SOCIETES PAR
  ACTIONS      --- --- --- --- --- --- --- --- --- --- --- --- --- --- --- --- --- --- --- --- --- --- --- -- -- -- -- -- -- --

               2. The name of the corporation is changed to (if applicable):

                  NOUVELLE DENOMINATION SOCIALE DE LA SOCIETE (S'IL Y A LIEU) :

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
               --- --- --- --- --- --- --- --- --- --- --- --- --- --- --- --- --- --- --- --- --- --- --- -- -- -- -- -- -- --

               --- --- --- --- --- --- --- --- --- --- --- --- --- --- --- --- --- --- --- --- --- --- --- -- -- -- -- -- -- --

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               3. Date of incorporation/amalgamation:

                  DATE DE LA CONSTITUTION OU DE LA FUSION :

                              31 - JULY - 1999
-----------------------------------------------------------------------------
                             (Day, Month, Year)
                             (JOUR, MOIS, ANNEE)

               4. The articles of the corporation are amended as follows:

                  LES STATUTS DE LA SOCIETE SONT MODIFIES DE LA FACON SUIVANTE.

                  1. THE ARTICLES OF THE CORPORATION BE AMENDED (a) TO DELETE THE RIGHTS, PRIVILEGES, RESTRICTIONS AND CONDITIONS ATTACHING TO THE CLASS A PREFERRED SHARES OF THE CORPORATION AND TO SUBSTITUTE THEREFOR THE RIGHTS, PRIVILEGES, RESTRICTIONS AND CONDITIONS SET FORTH IN EXHIBIT "A" ATTACHED HERETO AND (b) TO INCREASE THE AUTHORIZED CAPITAL OF THE CORPORATION BY THE CREATION OF 2,873,696 CLASS B PREFERRED SHARES AND BY PROVIDING THAT THE CLASS B PREFERRED SHARES SHALL HAVE ATTACHED THERETO THE RIGHTS, PRIVILEGES, RESTRICTIONS AND CONDITIONS SET FORTH IN EXHIBIT "B" ATTACHED HERETO.

                  2. ANY DIRECTOR OR OFFICER OF THE CORPORATION BE AND HE OR SHE IS HEREBY AUTHORIZED AND DIRECTED, FOR AND ON BEHALF OF THE CORPORATION, TO EXECUTE AND DELIVER ALL SUCH DOCUMENTS AND TO DO ALL SUCH OTHER ACTS AND THINGS AS HE OR SHE MAY DETERMINE TO BE NECESSARY OR ADVISABLE TO GIVE EFFECT TO THIS RESOLUTION (INCLUDING, WITHOUT LIMITATION, THE DELIVERY OF ARTICLES OF AMENDMENT IN THE PRESCRIBED FORM TO THE DIRECTOR APPOINTED UNDER THE BUSINESS CORPORATIONS ACT (ONTARIO)), THE EXECUTION OF ANY SUCH DOCUMENT OR THE DOING OF ANY SUCH OTHER ACT OR THING BEING CONCLUSIVE EVIDENCE OF SUCH DETERMINATION.

                                   EXHIBIT "A"

                            CLASS A PREFERRED SHARES

1. NUMBER OF SHARES. The class of Preferred Shares designated and known as Class A Preferred Shares shall consist of 5,983,962 Class A Preferred Shares. Unless otherwise noted all references to $ and dollars shall refer to Canadian dollars.

2.       VOTING.

         2A. GENERAL. Except as may be otherwise provided in these terms of the Class A Preferred Shares or by law, the Class A Preferred Shares shall vote together with all other classes and series of stock of the Corporation as a single class on all actions to be taken by the stockholders of the Corporation. Each Class A Preferred Share shall entitle the holder thereof to such number of votes per Class A Preferred Share on each such action as shall equal the number of Common Shares (including fractions of Common Shares) into which each Class A Preferred Share is then convertible.


         2B. BOARD SIZE. The Corporation shall not, without the written consent or affirmative vote of the holders of at least two-thirds of the then outstanding Class A Preferred Shares and Class B Preferred Shares (collectively, the "Preferred Shares"), given in writing or by vote at a meeting, consenting or voting (as the case may be) together as a single class, increase the maximum number of directors constituting the Board of Directors to a number in excess of seven (7).


3. DIVIDENDS. The holders of the Class A Preferred Shares shall be entitled to receive, out of funds legally available therefor, when and if declared by the Board of Directors, quarterly dividends at the rate per annum of $0.245 per share (the "Class A Accruing Dividends"). Class A Accruing Dividends shall accrue from day to day, whether or not earned or declared, and shall be cumulative.




4. LIQUIDATION. Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of the Class A Preferred Shares shall be entitled, before any distribution or payment is made upon any stock ranking on liquidation junior to the Class A Preferred Shares, to be paid an amount equal to the greater of (i) $2.45 per share plus, in the case of each share, an amount equal to all Class A Accruing Dividends unpaid thereon (whether or not declared) and any other dividends declared but unpaid thereon, computed to the date payment thereof is made available, or (ii) such amount per share as would have been payable had each such share been converted to Common Shares pursuant to paragraph 6 immediately prior to such liquidation, dissolution or winding up, and the holders of Class A Preferred Shares shall not be entitled to any further payment, such amount payable with respect to one share of Class A Preferred Shares being sometimes referred to as the "Class A Liquidation Preference Payment" and with respect to all shares of Class A Preferred Shares being sometimes referred to as the " Class A Liquidation Preference Payments". The Class A Liquidation Preference Payments shall be made pari passu with any "Class B Liquidation Preference Payments" (as such term is defined in the terms attaching to the Class B Preferred Shares) to be paid to the holders of the Class B Preferred Shares of the Corporation. If upon such liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the assets to be distributed among the holders of the Class A Preferred Shares and Class B Preferred Shares shall be insufficient to permit payment to the holders of the Class A Preferred Shares and Class B Preferred Shares of the amount distributable with respect to the Class B Preferred Shares and as aforesaid with respect to the Class A Preferred Shares, then the entire assets of the Corporation to be so distributed shall be distributed ratably among the holders of the Class A Preferred Shares and Class B Preferred Shares. Upon any such liquidation, dissolution or winding up of the Corporation, after the holders of the Class A Preferred Shares and Class B Preferred Shares shall have been paid in full the amounts to which they shall be entitled, the remaining net assets of the Corporation may be distributed to the holders of stock ranking on liquidation junior to the Preferred Shares.






Written notice of such liquidation, dissolution or winding up, stating a payment date, the amount of the Class A Liquidation Preference Payments and the place where said Class A Liquidation Preference Payments shall be payable, shall be delivered in person, mailed by certified or registered mail, return receipt requested, or sent by telecopier or telex, not less than 20 days prior to the payment date stated therein, to the holders of record of Class A Preferred Shares, such notice to be addressed to each such holder at its address as shown by the records of the Corporation. The consolidation, amalgamation, plan of arrangement or merger of the Corporation into or with any other entity or entities which results in the exchange of outstanding shares of the Corporation for securities or other consideration issued or paid or caused to be issued or paid by any such entity or affiliate thereof (other than a merger to reincorporate the Corporation in a different jurisdiction), and the sale, lease, abandonment, transfer or other disposition by the Corporation of all or substantially all its assets, shall be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of the provisions of this paragraph 4. For purposes hereof, the Common Shares shall rank on liquidation junior to the Preferred Shares.

5. RESTRICTIONS. At any time when Preferred Shares are outstanding, except where the vote or written consent of the holders of a greater number of shares of the Corporation is required by law or by the Articles of the Corporation, and in addition to any other vote required by law or the Articles of the Corporation, without the approval of the holders of at least (i) in the case of subparagraphs 5A, 5B, 5C, 5D, 5E and 5F, two-thirds, (ii) in the case of subparagraph 5G three-fourths and (iii) in the case of subparagraphs 5H and 5I, a majority, of the then outstanding Preferred Shares given in writing or by vote at a meeting of the holders of Preferred Shares, consenting or voting (as the case may be) together as a single class, the Corporation will not:




         5A. Create, authorize or issue the creation of any additional class or series of shares of stock unless the same ranks junior to the Preferred Shares as to the distribution of assets on the liquidation, dissolution or winding up of the Corporation, the payment of dividends and redemptions, or increase the authorized amount of the Preferred Shares or increase the authorized amount of any additional class or series of shares of stock unless the same ranks junior to the Preferred Shares as to the distribution of assets on the liquidation, dissolution or winding up of the Corporation, the payment of dividends and redemptions, or create or authorize any obligation or security convertible into Preferred Shares or into shares of any other class or series of stock unless the same ranks junior to the Preferred Shares as to the distribution of assets on the liquidation, dissolution or winding up of the Corporation, the payment of dividends and redemptions, whether any such creation, authorization, issuance or increase shall be by means of amendment to the Articles of the Corporation or by merger, consolidation, amalgamation or otherwise;


         5B. Consent to any liquidation, dissolution or winding up of the Corporation or consolidate, amalgamate or merge into or with any other entity or entities or sell, lease, abandon, transfer or otherwise dispose of all or substantially all its assets or file an application for a plan of arrangement;


         5C. Amend, alter or repeal its Articles (including the terms of the Class A Preferred Shares or Class B Preferred Shares) or By-laws;

         5D. Declare or pay any dividend or make any distribution on, any shares of stock , except for (i) the Class A Accruing Dividend, (ii) the Class B Accruing Dividend, or (iii) dividends or other distributions payable on the Common Shares solely in the form of additional Common Shares;


         5E. Redeem or otherwise acquire any Class A Preferred Shares except as expressly authorized in paragraph 7 hereof;


         5F. File a registration statement in the United States with respect to an initial public offering of equity securities;




         5G. File or qualify a prospectus in any province or territory of Canada in connection with a public offering of Common Shares or the qualification of securities therefor;


         5H. Except as permitted under any unanimous shareholder agreement, purchase or set aside any sums for the purchase of any shares of stock in the capital of the Corporation other than the Preferred Shares, except where the aggregate purchase price paid by the Corporation in any fiscal year in respect of (i) such share repurchases and (ii) option repurchases referred to in sub-paragraph 5I, does not exceed $100,000.00; and


         5I. Repurchase any stock options previously granted by the Corporation which have vested in favour of the holders thereof, except where the aggregate purchase price paid by the Corporation in any fiscal year in respect of (i) such option repurchases and (ii) share repurchases referred to in sub-paragraph 5H, does not exceed $100,000.00.


Notwithstanding any other provision of the Articles of the Corporation, the Corporation will not (i) in any way amend, modify or alter the respective definitions herein of the terms "Class A Liquidation Preference Payments", as set forth in paragraph 4, or "Class A Conversion Price", as set forth in paragraph 6, or (ii) declare or pay on the Class A Preferred Shares any dividend, other than the Class A Accruing Dividend, or make any distribution on the Class A Preferred Shares, other than pursuant to paragraph 4 hereof, without the approval of the holders of at least two-thirds of the then outstanding Class B Preferred Shares given in writing or by vote at a meeting of the holders of Class B Preferred Shares, consenting or voting (as the case may be) as a separate class.


6. CONVERSIONS. The holders of Class A Preferred Shares shall have the following conversion rights:


         6A. RIGHT TO CONVERT. Subject to the terms and conditions of this paragraph 6, the holder of any Class A Preferred Shares shall have the right, at its option at any time, to convert any such Class A Preferred Shares (except that upon any liquidation of the Corporation the right of conversion shall terminate at the close of business on the business day fixed for payment of the amount distributable on the Class A Preferred Shares) into such number of fully paid and non-assessable Common Shares as is obtained by (i) multiplying the number of Class A Preferred Shares so to be converted by $2.45 and (ii) dividing the result by the conversion price of $2.45 per share or, in case an adjustment of such price has taken place pursuant to the further provisions of this paragraph 6, then by the conversion price as last adjusted and in effect at the date any Class A Preferred Shares are surrendered for conversion (such price, or such price as last adjusted, being referred to as the "Class A Conversion Price "). Such rights of conversion shall be exercised by the holder thereof by giving written notice that the holder elects to convert a stated number of Class A Preferred Shares into Common Shares and by surrender of a certificate or certificates for the shares so to be converted to the Corporation at its principal office (or such other office or agency of the Corporation as the Corporation may designate by notice in writing to the holders of the Class A Preferred Shares) at any time during its usual business hours on the date set forth in such notice, together with a statement of the name or names (with address) in which the certificate or certificates for Common Shares shall be issued.


         6B. ISSUANCE OF CERTIFICATES; TIME CONVERSION EFFECTED. Promptly after the receipt of the written notice referred to in subparagraph 6A and surrender of the certificate or certificates for the Class A Preferred Shares to be converted, the Corporation shall issue and deliver, or cause to be issued and delivered, to the holder, registered in such name or names as such holder may direct, a certificate or certificates for the number of whole Common Shares issuable upon the conversion of such Class A Preferred Shares. To the extent permitted by law, such conversion shall be deemed to have been effected and the Class A Conversion Price shall be determined as of the close of business on the date on which such written notice shall have been received by the Corporation and the certificate or certificates for such share or shares shall have been surrendered as aforesaid, and at such time the rights of the holder of such Class A Preferred Shares shall cease, and the person or persons in whose name or names any certificate or certificates for Common Shares be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares represented thereby.


         6C. FRACTIONAL SHARES; DIVIDENDS; PARTIAL CONVERSION. No fractional shares shall be issued upon conversion of Class A Preferred Shares into Common Shares and no payment or adjustment shall be made upon any conversion on account of any cash dividends on the Common Shares issued upon such conversion. At the time of each conversion, the Corporation shall pay in cash an amount equal to all dividends, excluding Class A Accruing Dividends, accrued and unpaid on the Class A Preferred Shares surrendered for conversion to the date upon which such conversion is deemed to take place as provided in subparagraph 6B. In case the number of Class A Preferred Shares represented by the certificate or certificates surrendered pursuant to subparagraph 6A exceeds the number of shares converted, the Corporation shall, upon such conversion, execute and deliver to the holder, at the expense of the Corporation, a new certificate or certificates for the number of Class A Preferred Shares represented by the certificate or certificates surrendered which are not to be converted. If any fractional Common Shares would, except for the provisions of the first sentence of this subparagraph 6C, be delivered upon such conversion, the Corporation, in lieu of delivering such fractional share, shall pay to the holder surrendering the Class A Preferred Shares for conversion an amount in cash equal to the current market price of such fractional share as determined in good faith by the Board of Directors of the Corporation.


         6D. ADJUSTMENT OF PRICE UPON ISSUANCE OF COMMON SHARES. Except as provided in subparagraph 6E, if and whenever the Corporation shall issue or sell, or is, in accordance with subparagraphs 6D(1) through 6D(7), deemed to have issued or sold, any Common Shares for a consideration per share less than the Class A Conversion Price in effect immediately prior to the time of such issue or sale, then, forthwith upon such issue or sale, the Class A Conversion Price shall be reduced to the price determined by dividing (i) an amount equal to the sum of (a) the number of Common Shares outstanding immediately prior to such issue or sale multiplied by the then existing

         Class A




                  Conversion Price and (b) the consideration, if any, received by the Corporation upon such issue or sale, by (ii) the total number of Common Shares outstanding immediately after such issue or sale.

                  For purposes of this subparagraph 6D, the following subparagraphs 6D(1) to 6D(7) shall also be applicable:


                  6D(1) ISSUANCE OF RIGHTS OR OPTIONS. In case at any time the Corporation shall in any manner grant (whether directly or by assumption in a consolidation, amalgamation, plan of arrangement or merger or otherwise) any warrants or other rights to subscribe for or to purchase, or any options for the purchase of, Common Shares or any stock or security convertible into or exchangeable for Common Shares (such warrants, rights or options being called "Options" and such convertible or exchangeable stock or securities being called "Convertible Securities") whether or not such Options or the right to convert or exchange any such Convertible Securities are immediately exercisable, and the price per share for which Common Shares is issuable upon the exercise of such Options or upon the conversion or exchange of such Convertible Securities (determined by dividing (i) the total amount, if any, received or receivable by the Corporation as consideration for the granting of such Options, plus the minimum aggregate amount of additional consideration payable to the Corporation upon the exercise of all such Options, plus, in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable upon the issue or sale of such Convertible Securities and upon the conversion or exchange thereof, by (ii) the total maximum number of Common Shares issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options) shall be less than the Class A Conversion Price in effect immediately prior to the time of the granting of such Options, then the total maximum number of Common Shares issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such Options shall be deemed to have been issued for such price per share as of the date of granting of such Options or the issuance of such Convertible Securities and thereafter shall be deemed to be outstanding. Except as otherwise provided in subparagraph 6D(3), no adjustment of the Class A Conversion Price shall be made upon the actual issue of such Common Shares or of such Convertible Securities upon exercise of such Options or upon the actual issue of such Common Shares upon conversion or exchange of such Convertible Securities.


                  6D(2) ISSUANCE OF CONVERTIBLE SECURITIES. In case the Corporation shall in any manner issue (whether directly or by assumption in a consolidation, amalgamation, plan of arrangement or merger or otherwise) or sell any Convertible Securities, whether or not the rights to exchange or convert any such Convertible Securities are immediately exercisable, and the price per share for which Common Shares is issuable upon such conversion or exchange (determined by dividing (i) the total amount received or receivable by the Corporation as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the conversion or exchange thereof, by (ii) the total maximum number of Common Shares issuable upon the conversion or exchange of all such Convertible Securities) shall be less than the Class A Conversion Price in effect immediately prior to the time of such issue or sale, then the total maximum number of Common Shares issuable upon conversion or exchange of all such Convertible Securities shall be deemed to have been issued for such price per share as of the date of the issue or sale of such Convertible Securities and thereafter shall be deemed to be outstanding, provided that (a) except as otherwise provided in subparagraph 6D(3), no adjustment of the Class A Conversion Price shall be made upon the actual issue of such Common Shares upon conversion or exchange of such Convertible Securities and (b) if any such issue or sale of such Convertible Securities is made upon exercise of any Options to purchase any such Convertible Securities for which adjustments of the Class A Conversion Price have been or are to be made pursuant to other provisions of this subparagraph 6D, no further adjustment of the Class A Conversion Price shall be made by reason of such issue or sale.


                  6D(3) CHANGE IN OPTION PRICE OR CONVERSION RATE. Upon the happening of any of the following events, namely, if the purchase price provided for in any Option referred to in subparagraph 6D(1), the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities referred to in subparagraph 6D(1) or 6D(2), or the rate at which Convertible Securities referred to in subparagraph 6D(1) or 6D(2) are convertible into or exchangeable for Common Shares shall change at any time (including, but not limited to, changes under or by reason of provisions designed to protect against dilution), the Class A Conversion Price in effect at the time of such event shall forthwith be readjusted to the Class A Conversion Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold, but only if as a result of such adjustment the Class A Conversion Price then in effect hereunder is thereby reduced; and on the termination of any such Option or any such right to convert or exchange such Convertible Securities, the Class A Conversion Price then in effect hereunder shall forthwith be increased to the Class A Conversion Price which would have been in effect at the time of such termination had such Option or Convertible Securities, to the extent outstanding immediately prior to such termination, never been issued.


                  6D(4) STOCK DIVIDENDS. In case the Corporation shall declare a dividend or make any other distribution upon any stock of the Corporation (other than the Common Shares) payable in Common Shares, Options or Convertible

                         Securities, then any Common Shares, Options or Convertible Securities, as the case may be, issuable in payment of such dividend or distribution shall be deemed to have been issued or sold without consideration.

                  6D(5) CONSIDERATION FOR STOCK. In case any Common Shares, Options or Convertible Securities shall be issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Corporation therefor, without deduction therefrom of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Corporation in connection therewith. In case any Common Shares, Options or Convertible Securities shall be issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Corporation shall be deemed to be the fair value of such consideration as determined in good faith by the Board of Directors of the Corporation, without deduction of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Corporation in connection therewith. In case any Options shall be issued in connection with the issue and sale of other securities of the Corporation, together comprising one integral transaction in which no specific consideration is allocated to such Options by the parties thereto, such Options shall be deemed to have been issued for such consideration as determined in good faith by the Board of Directors of the Corporation.

                  6D(6) RECORD DATE. In case the Corporation shall take a record of the holders of its Common Shares for the purpose of entitling them (i) to receive a dividend or other distribution payable in Common Shares, Options or Convertible Securities or (ii) to subscribe for or purchase Common Shares, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the Common Shares deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

                  6D(7) TREASURY SHARES. The number of Common Shares outstanding at any given time shall not include shares owned or held by or for the account of the Corporation, and the disposition of any such shares shall be considered an issue or sale of Common Shares for the purpose of this subparagraph 6D.


         6E. CERTAIN ISSUES EXCEPTED. Anything herein to the contrary notwithstanding, the Corporation shall not be required to make any adjustment of the Class A Conversion Price in the case of the issuance from and after the date of filing of these terms of the Class A Preferred Shares of (i) up to an aggregate of 1,146,248 Common Shares (appropriately adjusted to reflect the occurrence of any event specified in paragraph 6F) or options or rights to purchase same to directors, officers, employees or consultants of the Corporation in connection with their service as directors of the Corporation, their employment by the Corporation or their retention as consultants by the Corporation, plus such higher number of Common Shares (or options or rights to purchase same) to such individuals as may be approved by the prior written consent of the holders of at least a majority in interest of the Preferred Shares provided that the issuance of each such security has been approved by the Board of Directors or its compensation committee (collectively, the "Option Securities"); (ii) other than the making of the adjustment of the Class A Conversion Price contemplated by paragraph 6H, up to 202,442 Common Shares (appropriately adjusted to reflect the occurrence of any event specified in paragraph 6F) issued upon exercise of the options granted pursuant to the separate Amended and Restated Option Agreements made as of September 12, 1996 between the Corporation and each of The VenGrowth Investment Fund Inc., Torbay & Co. Reference Account 5419-0908702, Carr & Co., Trinity Capital Securities Limited and Canada Trust Co. Account 058-105-803-2-121E, 3076601
                  (collectively, "Special Options"); and (iii) Common Shares upon the conversion of Preferred Shares; provided that if any of the Special Options are cancelled prior to the exercise thereof (the "Cancelled Options"), then the number of Option Securities whose issuance will not require any adjustment of the Class A Conversion Price even without the prior written consent of the holders of a majority in interest of the Preferred Shares shall forthwith upon the cancellation of the Cancelled Options be automatically increased by that number which equals the number of Common Shares issuable upon exercise of the Cancelled Options.


         6F. SUBDIVISION OR COMBINATION OF COMMON STOCK. In case the Corporation shall at any time subdivide (by any stock split, stock dividend or otherwise) its outstanding Common Shares into a greater number of shares, the Class A Conversion Price in effect immediately prior to such subdivision shall be proportionately reduced, and, conversely, in case the outstanding Common Shares shall be combined into a smaller number of shares, the Class A Conversion Price in effect immediately prior to such combination shall be proportionately increased. In the case of any such subdivision, no further adjustment shall be made pursuant to subparagraph 6D(4) by reason thereof.

         6G. REORGANIZATION OR RECLASSIFICATION. If any capital reorganization or reclassification of the capital stock of the Corporation shall be effected in such a way that holders of Common Shares shall be entitled to receive stock, securities or assets with respect to or in exchange for Common Shares, then, as a condition of such reorganization or reclassification, lawful and adequate provisions shall be made whereby each holder of a share or shares of Class A Preferred Shares shall thereupon have the right to receive, upon the basis and upon the terms and conditions specified herein and in lieu of the Common Shares immediately theretofore receivable upon the conversion of such Class A Preferred Shares, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding

                  Common Shares equal to the number of Common Shares immediately theretofore receivable upon such conversion had such reorganization or reclassification not taken place, and in any such case appropriate provisions shall be made with respect to the rights and interests of such holder to the end that the provisions hereof (including without limitation provisions for adjustments of the Class A Conversion Price ) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise of such conversion rights.


         6H. ADJUSTMENT FOR ISSUANCE OF COMMON SHARES UPON EXERCISE OF CERTAIN OPTIONS. If and whenever the Corporation shall issue, or become obligated to issue, any Common Shares upon exercise of the options granted pursuant to the separate Amended and Restated Option Agreements made as of September 12, 1996 between the Corporation and each of The VenGrowth Investment Fund Inc., Torbay & Co. Reference Account 5419-0908702, Carr & Co., Trinity Capital Securities Limited and Canada Trust Co. Account 058-105-803-2-121E, 3076601, then, immediately upon such issuance, the Class A Conversion Price shall be adjusted so that immediately after such issuance the outstanding Class A Preferred Shares shall continue to represent the same percentage of the fully-diluted Common Shares of the Corporation which such outstanding Class A Preferred Shares represented immediately prior to such issuance (assuming for such purposes full conversion of the Class A Preferred Shares).



         6I. NOTICE OF ADJUSTMENT. Upon any adjustment of the Class A Conversion Price , then and in each such case the Corporation shall give written notice thereof, by delivery in person, certified or registered mail, return receipt requested, or telecopier, addressed to each holder of Class A Preferred Shares at the address of such holder as shown on the books of the Corporation, which notice shall state the Class A Conversion Price resulting from such adjustment, setting forth in reasonable detail the method upon which such calculation is based.


         6J.      OTHER NOTICES.  In case at any time:

                  (1) the Corporation shall declare any dividend upon its Common Shares payable in cash or stock or make any other distribution to the holders of its Common Shares;

                  (2) the Corporation shall offer for subscription pro rata to the holders of its Common Shares any additional shares of stock of any class or other rights;

                  (3) there shall be any capital reorganization or reclassification of the capital stock of the Corporation, or a consolidation, amalgamation or merger of the Corporation with or into another entity or entities, or a sale, lease, abandonment, transfer or other disposition of all or substantially all its assets; or

                  (4) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Corporation;

                  then, in any one or more of said cases, the Corporation shall give, by delivery in person, certified or registered mail, return receipt requested, telecopier or addressed to each holder of any Class A Preferred Shares at the address of such holder as shown on the books of the Corporation, (a) at least 20 days' prior written notice of the date on which the books of the Corporation shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, amalgamation, plan of arrangement, disposition, dissolution, liquidation or winding up and (b) in the case of any such reorganization, reclassification, consolidation, amalgamation, plan of arrangement, merger, disposition, dissolution, liquidation or winding up, at least 20 days' prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause (a) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Common Shares shall be entitled thereto and such notice in accordance with the foregoing clause (b) shall also specify the date on which the holders of Common Shares shall be entitled to exchange their Common Shares for securities or other property deliverable upon such reorganization, reclassification, consolidation, amalgamation, merger, disposition, dissolution, liquidation or winding up, as the case may be.


         6K. STOCK TO BE RESERVED. The Corporation will at all times reserve and keep available out of its authorized Common Shares, solely for the purpose of issuance upon the conversion of Class A Preferred Shares as herein provided, such number of Common Shares as shall then be issuable upon the conversion of all outstanding Class A Preferred Shares. The Corporation covenants that all Common Shares which shall be so issued shall be duly and validly issued and fully paid and non-assessable and free from all taxes, liens and charges with respect to the issue thereof. The Corporation will take all such action as may be necessary to assure that all such Common Shares may be so issued without violation of any applicable law or regulation, or of any requirement of any national securities or other exchange upon which the Common Shares may be listed. The Corporation will not take any action which results in any adjustment of the Class A Conversion Price if the total number of Common Shares issued and issuable after such action upon conversion of the Class A Preferred Shares would exceed the total number of Common Shares then authorized by the Articles.


         6L. NO REISSUANCE OF CLASS A PREFERRED SHARES. Class A Preferred Shares which are converted into Common Shares as provided herein shall not be reissued.

         6M. ISSUE TAX. The issuance of certificates for Common Shares upon conversion of Class A Preferred Shares shall be made without charge to the holders thereof for any issuance tax in respect thereof, provided that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the holder of the Class A Preferred Shares which is being converted.

         6N. CLOSING OF BOOKS. The Corporation will at no time close its transfer books against the transfer of any Class A Preferred Shares or of any Common Shares issued or issuable upon the conversion of any Class A Preferred Shares in any manner which interferes with the timely conversion of such Class A Preferred Shares, except as may otherwise be required to comply with applicable securities laws.


         6O. DEFINITION OF COMMON SHARES. As used in this paragraph 6, the term "Common Shares" shall mean and include the Corporation's authorized Common Shares, as constituted on the date of filing of these terms of the Class A Preferred Shares, and shall also include any capital stock of any class of the Corporation thereafter authorized which shall not be limited to a fixed sum or percentage in respect of the rights of the holders thereof to participate in dividends or in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation; provided that the Common Shares receivable upon conversion of shares of Preferred Shares shall include only shares designated as Common Shares of the Corporation on the date of filing of this instrument, or in case of any reorganization or reclassification of the outstanding shares thereof, the stock, securities or assets provided for in subparagraph 6G.



         6P. MANDATORY CONVERSION. If at any time the Corporation shall effect a firm commitment underwritten public offering in the United States of Common Shares in which (i) the aggregate price paid to the Corporation for such shares by the public shall be at least U.S.$20.0 million and (ii) the price paid by the public for such shares shall be at least the Class B Conversion Price per share (appropriately adjusted to reflect the occurrence of any event described in paragraph 6 of the terms attaching to the Class B Preferred Shares), then effective upon the closing of the sale of such shares by the Corporation pursuant to such public offering, all outstanding Class A Preferred Shares shall automatically convert to Common Shares on the basis set forth in this paragraph 6. Holders of Class A Preferred Shares so converted may deliver to the Corporation at its principal office (or such other office or agency of the Corporation as the Corporation may designate by notice in writing to such holders) during its usual business hours, the certificate or certificates for the shares so converted. As promptly as practicable thereafter, the Corporation shall issue and deliver to such holder a certificate or certificates for the number of whole Common Shares to which such holder is entitled, together with any cash dividends and payment in lieu of fractional shares to which such holder may be entitled pursuant to subparagraph 6C. Until such time as a holder of Class A Preferred Shares shall surrender his or its certificates therefor as provided above, such certificates shall be deemed to represent the Common Shares to which such holder shall be entitled upon the surrender thereof.


7. REDEMPTION. The Class A Preferred Shares shall be redeemed as follows:


         7A. MANDATORY REDEMPTION. Upon receipt by the Corporation, at any time on or after June 1, 2005, of notice in writing from the holders of at least a majority of the then outstanding Class A Preferred Shares requesting redemption of the Class A Preferred Shares, the Corporation shall redeem from each holder of Class A Preferred Shares, all of the Class A Preferred Shares held by such holder on a date no more than forty-five (45) days after the date on which the Corporation has received such redemption request (the "Redemption Date").

         7B. REDEMPTION PRICE AND PAYMENT. The Class A Preferred Shares to be redeemed on the Redemption Date shall be redeemed by paying for each share in cash an amount equal to the greater of (i) the Class A Liquidation Preference Payment as set forth in paragraph 4 hereof or (ii) the fair market value of the Class A Preferred Share as of the Redemption Date, such amount being referred to as the "Redemption Price". Such payment shall be made in full on the Redemption Date to the holders entitled thereto. For the purposes hereof, the term "fair market value of the Class A Preferred Share" shall mean the fair value of the Corporation attributable to the Class A Preferred Shares, as determined by a recognized firm of investment dealers or investment bankers nationally recognized in the United States or Canada (selected by the Corporation) in accordance with generally accepted valuation principles then in effect, as at the end of the most recent fiscal quarter of the Corporation, provided that in making such determination, no provision shall be made for either a control premium or a minority discount.


         7C. REDEMPTION MECHANICS. At least 20 but not more than 30 days prior to the Redemption Date, written notice (the "Redemption Notice") shall be given by the Corporation by delivery in person, certified or registered mail, return receipt requested, telecopier or telex, to each holder of record (at the close of business on the business day next preceding the day on which the Redemption Notice is given) of Class A Preferred Shares notifying such holder of the redemption and specifying the Redemption Price, the Redemption Date and the place where said Redemption Price shall be payable. The Redemption Notice shall be addressed to each holder at his address as shown by the records of the Corporation. From and after the close of business on the Redemption Date, unless there shall have been a default in the payment of the Redemption Price, all rights of holders of Class A Preferred Shares (except the right to receive the Redemption Price) shall cease with respect to such shares, and such shares shall not thereafter be transferred on the books of the Corporation or be deemed to be outstanding for any purpose whatsoever. If the funds of the Corporation legally available for redemption of Preferred Shares on the Redemption Date are insufficient to redeem the total number of outstanding Class A Preferred Shares and Class B Preferred Shares, the holders of Class A Preferred Shares and Class B Preferred Shares shall share ratably in any funds legally available for redemption of such shares according to the respective amounts which would be payable with respect to the full number of shares owned by them if all such outstanding shares were redeemed in full. The Class A Preferred Shares not redeemed shall remain outstanding and entitled to all rights and preferences provided herein. At any time thereafter when additional funds of the Corporation are legally available for the redemption of such Class A Preferred Shares, such funds will be used, at the end of the next succeeding fiscal quarter, to redeem the balance of such shares, or such portion thereof for which funds are then legally available, on the basis set forth above.


         7D. REDEEMED OR OTHERWISE ACQUIRED SHARES TO BE RETIRED. Any Class A Preferred Shares redeemed pursuant to this paragraph 7 or otherwise acquired by the Corporation in any manner whatsoever shall be cancelled and shall not under any circumstances be reissued; and the Corporation may from time to time take such appropriate corporate action as may be necessary to reduce accordingly the number of authorized Class A Preferred Shares.

         7E. NO OTHER REDEMPTIONS. The Corporation shall not redeem, repurchase or otherwise acquire any shares of its capital stock until the Class A Preferred Shares have been redeemed in full pursuant to these Articles unless each holder of the Class A Preferred Shares consents in writing prior to such redemption, repurchase or other acquisition.

         7F. PURCHASE BY RELATED PARTY. Notwithstanding any provision of this paragraph 7, but subject to applicable law, in lieu of redeeming the Class A Preferred Shares, (i) the Corporation shall be entitled to cause any of its related or affiliated entities which is a "taxable Canadian corporation" as defined in the Income Tax Act (Canada) to purchase such Class A Preferred Shares from the holders thereof on the Redemption Date unless such purchase of Class A Preferred Shares would have negative tax consequences to the holder thereof that are materially greater than the tax consequences to such holder arising out of the redemption of such Class A Preferred Shares and (ii) any holder of a Class A Preferred Share shall be entitled to require the Corporation to cause any of its related or affiliated entities to purchase any or all of such holder's Class A Preferred Shares from it on the Redemption Date and, in each such case, the purchaser thereof shall, and the Corporation shall cause such purchaser to pay to such holders the Redemption Price in accordance with the provisions hereof, and upon the completion of such purchase by such subsidiary or affiliated entity, the Corporation shall be relieved from any obligation to redeem the Class A Preferred Shares so purchased. If any holder of a Class A Preferred Share requires the Corporation to cause any of its related or affiliated entities to purchase such holder's Class A Preferred Shares pursuant to clause (ii) of this subparagraph 7F and the Corporation fails to do so, the Corporation shall indemnify such holder and hold such holder harmless from and against any resulting tax liability.

8. AMENDMENTS. No provision of these terms of the Class A Preferred Shares may be amended (whether by merger, consolidation, amalgamation or otherwise), modified or waived without the written consent or affirmative vote of the holders of at least two-thirds of the then outstanding Class A Preferred Shares.

                                   EXHIBIT "B"

                            CLASS B PREFERRED SHARES


1. NUMBER OF SHARES. The class of Preferred Shares designated and known as Class B Preferred Shares shall consist of 2,873,696 Class B Preferred Shares. Unless otherwise noted all references to $ and dollars shall refer to Canadian dollars.


2.       VOTING.


         2A. GENERAL. Except as may be otherwise provided in these terms of the Class B Preferred Shares or by law, the Class B Preferred Shares shall vote together with all other classes and series of shares of the Corporation as a single class on all actions to be taken by the shareholders of the Corporation. Each Class B Preferred Share shall entitle the holder thereof to such number of votes per Class B Preferred Share on each such action as shall equal the number of Common Shares (including fractions of Common Shares) into which each Class B Preferred Share is then convertible.


         2B. BOARD SIZE. The Corporation shall not, without the written consent or affirmative vote of the holders of at least two-thirds of the then outstanding Class A Preferred Shares and Class B Preferred Shares (collectively, the "Preferred Shares"), given in writing or by vote at a meeting, consenting or voting (as the case may be) together as a single class, increase the maximum number of directors constituting the Board of Directors to a number in excess of seven (7).


3. DIVIDENDS. The holders of the Class B Preferred Shares shall be entitled to receive, out of funds legally available therefor, when and if declared by the Board of Directors, quarterly dividends at the rate per annum of $1.34 per share (the "Class B Accruing Dividends"). Class B Accruing Dividends shall accrue from day to day, whether or not earned or declared, and shall be cumulative.


4. LIQUIDATION. Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of the Class B Preferred Shares shall be entitled, before any distribution or payment is made upon any stock ranking on liquidation junior to the Class B Preferred Shares, to be paid an amount equal to the greater of (i) $13.40 per share plus, in the case of each share, an amount equal to all Class B Accruing Dividends unpaid thereon (whether or not declared) and any other dividends declared but unpaid thereon, computed to the date payment thereof is made available, or (ii) such amount per share as would have been payable had each such Class B Preferred Share been converted into Common Shares pursuant to paragraph 6 immediately prior to such liquidation, dissolution or winding up, and the holders of Class B Preferred Shares shall not be entitled to any further payment, such amount payable with respect to one share of Class B Preferred Shares being sometimes referred to as the "Class B Liquidation Preference Payment" and with respect to all shares of Class B Preferred Shares being sometimes referred to as the "Class B Liquidation Preference Payments". The Class B Liquidation Preference Payments shall be made PARI PASSU with any "Class A Liquidation Preference Payments" (as such term is defined in the terms attaching to the Class A Preferred Shares) to be paid to the holders of the Class A Preferred Shares of the Corporation. If upon such liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the assets to be distributed among the holders of the Class A Preferred Shares and Class B Preferred Shares shall be insufficient to permit payment to the holders of the Class A Preferred Shares and Class B Preferred Shares of the amount distributable with respect to the Class A Preferred Shares and as aforesaid with respect to the Class B Preferred Shares, then the entire assets of the Corporation to be so distributed shall be distributed ratably among the holders of the Class A Preferred Shares and Class B Preferred Shares. Upon any such liquidation, dissolution or winding up of the Corporation, after the holders of the Class A Preferred Shares and Class B Preferred Shares shall have been paid in full the amounts to which they shall be entitled, the remaining net assets of the Corporation may be distributed to the holders of stock ranking on liquidation junior to the Preferred Shares.






Written notice of such liquidation, dissolution or winding up, stating a payment date, the amount of the Class B Liquidation Preference Payments and the place where said Class B Liquidation Preference Payments shall be payable, shall be delivered in person, mailed by certified or registered mail, return receipt requested, or sent by telecopier or telex, not less than 20 days prior to the payment date stated therein, to the holders of record of Class B Preferred Shares, such notice to be addressed to each such holder at its address as shown by the records of the Corporation. The consolidation, amalgamation, plan of arrangement or merger of the Corporation into or with any other entity or entities which results in the exchange of outstanding shares of the Corporation for securities or other consideration issued or paid or caused to be issued or paid by any such entity or affiliate thereof (other than a merger to reincorporate the Corporation in a different jurisdiction), and the sale, lease, abandonment, transfer or other disposition by the Corporation of all or substantially all its assets, shall be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of the provisions of this paragraph 4. For purposes hereof, the Common Shares shall rank on liquidation junior to the Preferred Shares.


5. RESTRICTIONS. At any time when Preferred Shares are outstanding, except where the vote or written consent of the holders of a greater number of shares of the Corporation is required by law or by the Articles of the Corporation, and in addition to any other vote required by law or the Articles of the Corporation, without the approval of the holders of at least (i) in the case of subparagraphs 5A, 5B, 5C, 5D, 5E and 5F, two-thirds, (ii) in the case of subparagraph 5G three-fourths, and (iii) in the case of subparagraphs 5H and 5I, a majority, of the then outstanding Preferred Shares given in writing or by vote at a meeting of the holders of Preferred Shares, consenting or voting (as the case may be) together as a single class, the Corporation will not:


         5A. Create, authorize or issue the creation of any additional class or series of shares of stock unless the same ranks junior to the Preferred Shares as to the distribution of assets on the liquidation, dissolution or winding up of the Corporation, the payment of dividends and redemptions, or increase the authorized amount of the Preferred Shares or increase the authorized amount of any additional class or series of shares of stock unless the same ranks junior to the Preferred Shares as to the distribution of assets on the liquidation, dissolution or winding up of the Corporation, the payment of dividends and redemptions, or create or authorize any obligation or security convertible into Preferred Shares or into shares of any other class or series of stock unless the same ranks junior to the Preferred Shares as to the distribution of assets on the liquidation, dissolution or winding up of the Corporation, the payment of dividends and redemptions, whether any such creation, authorization, issuance or increase shall be by means of amendment to the Articles of the Corporation or by merger, consolidation, amalgamation or otherwise;


         5B. Consent to any liquidation, dissolution or winding up of the Corporation or consolidate, amalgamate or merge into or with any other entity or entities or sell, lease, abandon, transfer or otherwise dispose of all or substantially all its assets or file an application for a plan of arrangement;


         5C. Amend, alter or repeal its Articles (including the terms of the Class A Preferred Shares or Class B Preferred Shares) or By-laws;

         5D. Declare or pay any dividend or make any distribution on any shares of stock except for (i) the Class A Accruing Dividends or otherwise in accordance with paragraph 4 of the terms attaching to the Class A Preferred Shares , (ii) the Class B Accruing Dividends or otherwise in accordance with paragraph 4 hereof, or (iii) dividends or other distributions payable on the Common Shares solely in the form of additional Common Shares;


         5E. Redeem or otherwise acquire any Class B Preferred Shares except as expressly authorized in paragraph 7 hereof;


         5F. File a registration statement in the United States with respect to an initial public offering of equity securities;


         5G. File or qualify a prospectus in any province or territory of Canada in connection with a public offering of Common Shares or the qualification of securities therefor;


         5H. Except as permitted under any unanimous shareholder agreement, purchase or set aside any sums for the purchase of any shares of stock in the capital of the Corporation other than the Preferred Shares, except where the aggregate purchase price paid by the Corporation in any fiscal year in respect of (i) such share repurchases and (ii) option repurchases referred to in sub-paragraph 5I, does not exceed $100,000.00; and


         5I. Repurchase any stock options previously granted by the Corporation which have vested in favour of the holders thereof, except where the aggregate purchase price paid by the Corporation in any fiscal year in respect of (i) such option repurchases and (ii) share repurchases referred to in sub-paragraph 5H, does not exceed $100,000.00.


Notwithstanding any other provision of the Articles of the Corporation,, the Corporation will not (i) in any way amend, modify or alter the respective definitions herein of the terms "Class B Liquidation Preference Payments", as set forth in paragraph 4, or "Class B Conversion Price", as set forth in paragraph 6, or (ii) declare or pay on the Class B Preferred Shares any dividend, other than the Class B Accruing Dividends, or make any distribution on the Class B Preferred Shares, other than pursuant to paragraph 4 hereof, without the approval of the holders of at least two-thirds of the then outstanding Class A Preferred Shares given in writing or by vote at a meeting of the holders of Class A Preferred Shares, consenting or voting (as the case may be) as a separate class.


6. CONVERSIONS. The holders of Class B Preferred Shares shall have the following conversion rights:


         6A. RIGHT TO CONVERT. Subject to the terms and conditions of this paragraph 6, the holder of any Class B Preferred Shares shall have the right, at its option at any time, to convert any such Class B Preferred Shares (except that upon any liquidation of the Corporation the right of conversion shall terminate at the close of business on the business day fixed for payment of the amount distributable on the Class B Preferred Shares) into such number of fully paid and non-assessable Common Shares as is obtained by (i) multiplying the number of Class B Preferred Shares so to be converted by $13.40 and (ii) dividing the result by the conversion price of $13.40 per share or, in case an adjustment of such price has taken place pursuant to the further provisions of this paragraph 6, then by the conversion price as last adjusted and in effect at the date any Class B Preferred Shares are surrendered for conversion (such price, or such price as last adjusted, being referred to as the "Class B Conversion Price"). Such rights of conversion shall be exercised by the holder thereof by giving written notice that the holder elects to convert a stated number of Class B Preferred Shares into Common Shares and by surrender of a certificate or certificates for the shares so to be converted to the Corporation at its principal office (or such other office or agency of the Corporation as the Corporation may designate by notice in writing to the holders of the Class B Preferred Shares) at any time during its usual business hours on the date set forth in such notice, together with a statement of the name or names (with address) in which the certificate or certificates for Common Shares shall be issued.


         6B. ISSUANCE OF CERTIFICATES; TIME CONVERSION EFFECTED. Promptly after the receipt of the written notice referred to in subparagraph 6A and surrender of the certificate or certificates for the Class B Preferred Shares to be converted, the Corporation shall issue and deliver, or cause to be issued and delivered, to the holder, registered in such name or names as such holder may direct, a certificate or certificates for the number of whole Common Shares issuable upon the conversion of such Class B Preferred Shares. To the extent permitted by law, such conversion shall be deemed to have been effected and the Class B Conversion Price shall be determined as of the close of business on the date on which such written notice shall have been received by the Corporation and the certificate or certificates for such share or shares shall have been surrendered as aforesaid, and at such time the rights of the holder of such Class B Preferred Shares shall cease, and the person or persons in whose name or names any certificate or certificates for Common Shares be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares represented thereby.


         6C. FRACTIONAL SHARES; DIVIDENDS; PARTIAL CONVERSION. No fractional shares shall be issued upon conversion of Class B Preferred Shares into Common Shares and no payment or adjustment shall be made upon any conversion on account of any cash dividends on the Common Shares issued upon such conversion. At the time of each conversion, the Corporation shall pay in cash an amount equal to all dividends, excluding Class B Accruing Dividends, accrued and unpaid on the Class B Preferred Shares surrendered for conversion to the date upon which such conversion is deemed to take place as provided in subparagraph 6B. In case the number of Class B Preferred Shares represented by the certificate or certificates surrendered pursuant to subparagraph 6A exceeds the number of shares converted, the Corporation shall, upon such conversion, execute and deliver to the holder, at the expense of the Corporation, a new certificate or certificates for the number of Class B Preferred Shares represented by the certificate or certificates surrendered which are not to be converted. If any fractional Common Shares would, except for the provisions of the first sentence of this subparagraph 6C, be delivered upon such conversion, the Corporation, in lieu of delivering such fractional share, shall pay to the holder surrendering the Class B Preferred Shares for conversion an amount in cash equal to the current market price of such fractional share as determined in good faith by the Board of Directors of the Corporation.


         6D. ADJUSTMENT UPON LIQUIDITY EVENT. In the event that the Corporation has not completed either: (i) an initial public offering in either or both Canada or the United States (A) for gross proceeds to the Corporation of not less than U.S.$20 million pursuant to which the Common Shares of the Corporation are offered to the public at an issue price per Common Share of at least the Class B Conversion Price per share (appropriately adjusted to reflect the occurrence of any event described in paragraph 6); and (B) which provides for the contemporaneous listing of the Common Shares on the New York Stock Exchange, The Toronto Stock Exchange or the Nasdaq National Market of the NASDAQ Stock Market, Inc.; or (ii) the sale of all or substantially all of the Shares of the Corporation at a price equal to or greater than the Class B Conversion Price per share (appropriately adjusted to reflect the occurrence of any event described in paragraph 6G) (each such event hereinafter referred to as a "Qualified Liquidity Event") on or prior to 5:00 p.m. (Toronto time) on May 31, 2001 (the "Liquidity Deadline"), the Class B Conversion Price shall be adjusted to $11.175 (the "Adjusted Conversion Price") per Class B Preferred Share, provided that the Adjusted Conversion Price shall be further adjusted by making any other adjustments required to be made pursuant to this paragraph 6 through the date of the Liquidity Deadline as if the Adjusted Conversion Price had been applicable from the date the Class B Preferred Shares were initially issued, which adjustment shall be deemed effective immediately after the Liquidity Deadline.


         6E. ADJUSTMENT OF PRICE UPON ISSUANCE OF COMMON SHARES. Except as provided in subparagraph 6F, if and whenever the Corporation shall issue or sell, or is, in accordance with subparagraphs 6E(1) through 6E(7), deemed to have issued or sold, any Common Shares for a consideration per share less than the Class B Conversion Price in effect immediately prior to the time of such issue or sale, then, forthwith upon such issue or sale, the Class B Conversion Price shall be reduced to the price determined by dividing (i) an amount equal to the sum of (a) the number of Common Shares outstanding immediately prior to such issue or sale multiplied by the then existing

         Class B




                  Conversion Price and (b) the consideration, if any, received by the Corporation upon such issue or sale, by (ii) the total number of Common Shares outstanding immediately after such issue or sale.


                  For purposes of this subparagraph 6E, the following subparagraphs 6E(1) to 6E(7) shall also be applicable:

                  6E(1) ISSUANCE OF RIGHTS OR OPTIONS. In case at any time the Corporation shall in any manner grant (whether directly or by assumption in a consolidation, amalgamation, plan of arrangement or merger or otherwise) any warrants or other rights to subscribe for or to purchase, or any options for the purchase of, Common Shares or any shares or security convertible into or exchangeable for Common Shares (such warrants, rights or options being called "Options" and such convertible or exchangeable stock or securities being called "Convertible Securities") whether or not such Options or the right to convert or exchange any such Convertible Securities are immediately exercisable, and the price per share for which Common Shares are issuable upon the exercise of such Options or upon the conversion or exchange of such Convertible Securities (determined by dividing (i) the total amount, if any, received or receivable by the Corporation as consideration for the granting of such Options, plus the minimum aggregate amount of additional consideration payable to the Corporation upon the exercise of all such Options, plus, in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable upon the issue or sale of such Convertible Securities and upon the conversion or exchange thereof, by (ii) the total maximum number of Common Shares issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options) shall be less than the Class B Conversion Price in effect immediately prior to the time of the granting of such Options, then the total maximum number of Common Shares issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such Options shall be deemed to have been issued for such price per share as of the date of granting of such Options or the issuance of such Convertible Securities and thereafter shall be deemed to be outstanding. Except as otherwise provided in subparagraph 6E(6), no adjustment of the Class B Conversion Price shall be made upon the actual issue of such Common Shares or of such Convertible Securities upon exercise of such Options or upon the actual issue of such Common Shares upon conversion or exchange of such Convertible Securities.

                  6E(2) ISSUANCE OF CONVERTIBLE SECURITIES. In case the Corporation shall in any manner issue (whether directly or by assumption in a consolidation, amalgamation, plan of arrangement or merger or otherwise) or sell any Convertible Securities, whether or not the rights to exchange or convert any such Convertible Securities are immediately exercisable, and the price per share for which Common Shares is issuable upon such conversion or exchange (determined by dividing (i) the total amount received or receivable by the Corporation as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the conversion or exchange thereof, by
                         (ii) the total maximum number of Common Shares issuable upon the conversion or exchange of all such Convertible Securities) shall be less than the Class B Conversion Price in effect immediately prior to the time of such issue or sale, then the total maximum number of Common Shares issuable upon conversion or exchange of all such Convertible Securities shall be deemed to have been issued for such price per share as of the date of the issue or sale of such Convertible Securities and thereafter shall be deemed to be outstanding, provided that (a) except as otherwise provided in subparagraph 6E(6), no adjustment of the Class B Conversion Price shall be made upon the actual issue of such Common Shares upon conversion or exchange of such Convertible Securities and (b) if any such issue or sale of such Convertible Securities is made upon exercise of any Options to purchase any such Convertible Securities for which adjustments of the Class B Conversion Price have been or are to be made pursuant to other provisions of this subparagraph 6E, no further adjustment of the Class B Conversion Price shall be made by reason of such issue or sale.

                  6E(3) CHANGE IN OPTION PRICE OR CONVERSION RATE. Upon the happening of any of the following events, namely, if the purchase price provided for in any Option referred to in subparagraph 6E(1), the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities referred to in subparagraph 6E(1) or 6E(2), or the rate at which Convertible Securities referred to in subparagraph 6E(1) or 6E(2) are convertible into or exchangeable for Common Shares shall change at any time (including, but not limited to, changes under or by reason of provisions designed to protect against dilution), the Class B Conversion Price in effect at the time of such event shall forthwith be readjusted to the Class B Conversion Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold, but only if as a result of such adjustment the Class B Conversion Price then in effect hereunder is thereby reduced; and on the termination of any such Option or any such right to convert or exchange such Convertible Securities, the Class B Conversion Price then in effect hereunder shall forthwith be increased to the Class B Conversion Price which would have been in effect at the time of such termination had such Option or Convertible Securities, to the extent outstanding immediately prior to such termination, never been issued.

                  6E(4) STOCK DIVIDENDS. In case the Corporation shall declare a dividend or make any other distribution upon any stock of the Corporation (other than the Common Shares) payable in Common Shares, Options or Convertible Securities, then any Common Shares, Options or Convertible Securities, as the case may be, issuable in payment of such dividend or distribution shall be deemed to have been issued or sold without consideration.


                  6E(5) CONSIDERATION FOR STOCK. In case any Common Shares, Options or Convertible Securities shall be issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Corporation therefor, without deduction therefrom of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Corporation in connection therewith. In case any Common Shares, Options or Convertible Securities shall be issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Corporation shall be deemed to be the fair value of such consideration as determined in good faith by the Board of Directors of the Corporation, without deduction of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Corporation in connection therewith. In case any Options shall be issued in connection with the issue and sale of other securities of the Corporation, together comprising one integral transaction in which no specific consideration is allocated to such Options by the parties thereto, such Options shall be deemed to have been issued for such consideration as determined in good faith by the Board of Directors of the Corporation.


                  6E(6) RECORD DATE. In case the Corporation shall take a record of the holders of its Common Shares for the purpose of entitling them (i) to receive a dividend or other distribution payable in Common Shares, Options or Convertible Securities or (ii) to subscribe for or purchase Common Shares, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the Common Shares deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.


                  6E(7) TREASURY SHARES. The number of Common Shares outstanding at any given time shall not include shares owned or held by or for the account of the Corporation, and the disposition of any such shares shall be considered an issue or sale of Common Shares for the purpose of this subparagraph 6E.


         6F. CERTAIN ISSUES EXCEPTED. Anything herein to the contrary notwithstanding, the Corporation shall not be required to make any adjustment of the Class B Conversion Price in the case of the issuance from and after the date of filing of these terms of the Class B Preferred Shares of (i) up to an aggregate of 1,146,248 Common Shares (appropriately adjusted to reflect the occurrence of any event specified in paragraph 6G) or options or rights to purchase same to directors, officers, employees or consultants of the Corporation in connection with their service as directors of the Corporation, their employment by the Corporation or their retention as consultants by the Corporation, plus such higher number of Common Shares (or options or rights to purchase same) to such individuals as may be approved by the prior written consent of the holders of at least a majority in interest of the Preferred Shares provided that the issuance of each such security has been approved by the Board of Directors or its compensation committee (collectively, the "Option Securities"); (ii) other than the making of the adjustment of the Class B Conversion Price contemplated by paragraph 6I, up to 202,442 Common Shares (appropriately adjusted to reflect the occurrence of any event specified in paragraph 6G) issued upon exercise of the options granted pursuant to the separate Amended and Restated Option Agreements made as of September 12, 1996 between the Corporation and each of The VenGrowth Investment Fund Inc., Torbay & Co. Reference Account 5419-0908702, Carr & Co., Trinity Capital Securities Limited and Canada Trust Co. Account 058-105-803-2-121E, 3076601 (collectively, "Special
                  Options"); and (iii) Common Shares upon the conversion of Preferred Shares; provided that if any of the Special Options are cancelled prior to the exercise thereof (the "Cancelled Options"), then the number of Option Securities whose issuance will not require any adjustment of the Class B Conversion Price even without the prior written consent of the holders of a majority in interest of the Preferred Shares shall forthwith upon the cancellation of the Cancelled Options be automatically increased by that number which equals the number of Common Shares issuable upon exercise of the Cancelled Options.


         6G. SUBDIVISION OR COMBINATION OF COMMON STOCK. In case the Corporation shall at any time subdivide (by any stock split, stock dividend or otherwise) its outstanding Common Shares into a greater number of shares, the Class B Conversion Price in effect immediately prior to such subdivision shall be proportionately reduced, and, conversely, in case the outstanding Common Shares shall be combined into a smaller number of shares, the Class B Conversion Price in effect immediately prior to such combination shall be proportionately increased. In the case of any such subdivision, no further adjustment shall be made pursuant to subparagraph 6E(4) by reason thereof.

         6H. REORGANIZATION OR RECLASSIFICATION. If any capital reorganization or reclassification of the capital stock of the Corporation shall be effected in such a way that holders of Common Shares shall be entitled to receive stock, securities or assets with respect to or in exchange for Common Shares, then, as a condition of such reorganization or reclassification, lawful and adequate provisions shall be made whereby each holder of Class B Preferred Shares shall thereupon have the right to receive, upon the basis and upon the terms and conditions specified herein and in lieu of the Common Shares immediately theretofore receivable upon the conversion of such Class B Preferred Shares, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding Common Shares equal to the number of Common Shares immediately theretofore receivable upon such conversion had such reorganization or reclassification not taken place, and in any such case appropriate provisions shall be made with respect to the rights and interests of such holder to the end that the provisions hereof (including without limitation provisions for adjustments of the Class B Conversion Price) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise of such conversion rights.


         6I. ADJUSTMENT FOR ISSUANCE OF COMMON SHARES UPON EXERCISE OF CERTAIN OPTIONS. If and whenever the Corporation shall issue, or become obligated to issue, any Common Shares upon exercise of the options granted pursuant to the separate Amended and Restated Option Agreements made as of September 12, 1996 between the Corporation and each of The VenGrowth Investment Fund Inc., Torbay & Co. Reference Account 5419-0908702, Carr & Co., Trinity Capital Securities Limited and Canada Trust Co. Account 058-105-803-2-121E, 3076601, then, immediately upon such issuance, the Class B Conversion Price shall be adjusted so that immediately after such issuance the outstanding Class B Preferred Shares shall continue to represent the same percentage of the fully-diluted Common Shares of the Corporation which such outstanding Class B Preferred Shares represented immediately prior to such issuance (assuming for such purposes full conversion of the Class B Preferred Shares).

         6J. NOTICE OF ADJUSTMENT. Upon any adjustment of the Class B Conversion Price, then and in each such case the Corporation shall give written notice thereof, by delivery in person, certified or registered mail, return receipt requested, or telecopier, addressed to each holder of Class B
                  Preferred Shares at the address of such holder as shown on the books of the Corporation, which notice shall state the Class B Conversion Price resulting from such adjustment, setting forth in reasonable detail the method upon which such calculation is based.


         6K.      OTHER NOTICES. In case at any time:


                  (1) the Corporation shall declare any dividend upon its Common Shares payable in cash or stock or make any other distribution to the holders of its Common Shares;

                  (2) the Corporation shall offer for subscription pro rata to the holders of its Common Shares any additional shares of stock of any class or other rights;

                  (3) there shall be any capital reorganization or reclassification of the capital stock of the Corporation, or a consolidation, amalgamation or merger of the Corporation with or into another entity or entities, or a sale, lease, abandonment, transfer or other disposition of all or substantially all its assets; or

                  (4) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Corporation;

                  then, in any one or more of said cases, the Corporation shall give, by delivery in person, certified or registered mail, return receipt requested, telecopier or addressed to each holder of any Class B Preferred Shares at the address of such holder as shown on the books of the Corporation, (a) at least 20 days' prior written notice of the date on which the books of the Corporation shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, amalgamation, plan of arrangement, disposition, dissolution, liquidation or winding up and (b) in the case of any such reorganization, reclassification, consolidation, amalgamation, plan of arrangement, merger, disposition, dissolution, liquidation or winding up, at least 20 days' prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause (a) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Common Shares shall be entitled thereto and such notice in accordance with the foregoing clause (b) shall also specify the date on which the holders of Common Shares shall be entitled to exchange their Common Shares for securities or other property deliverable upon such reorganization, reclassification, consolidation, amalgamation, merger, disposition, dissolution, liquidation or winding up, as the case may be.


         6L. STOCK TO BE RESERVED. The Corporation will at all times reserve and keep available out of its authorized Common Shares, solely for the purpose of issuance upon the conversion of Class B Preferred Shares as herein provided, such number of Common Shares as shall then be issuable upon the conversion of all outstanding Class B Preferred Shares. The Corporation covenants that all Common Shares which shall be so issued shall be duly and validly issued and fully paid and non-assessable and free from all taxes, liens and charges with respect to the issue thereof. The Corporation will take all such action as may be necessary to assure that all such Common Shares may be so issued without violation of any applicable law or regulation, or of any requirement of any national securities or other exchange upon which the Common Shares may be listed. The Corporation will not take any action which results in any adjustment of the Class B Conversion Price if the total number of Common Shares issued and issuable after such action upon conversion of the Class B Preferred Shares would exceed the total number of Common Shares then authorized by the Articles.

         6M. NO REISSUANCE OF CLASS B PREFERRED SHARES. Class B Preferred Shares which are converted into Common Shares as provided herein shall not be reissued.

         6N. ISSUE TAX. The issuance of certificates for Common Shares upon conversion of Class B Preferred Shares shall be made without charge to the holders thereof for any issuance tax in respect thereof, provided that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the holder of the Class B Preferred Shares which is being converted.

         6O. CLOSING OF BOOKS. The Corporation will at no time close its transfer books against the transfer of any Class B Preferred Shares or of any Common Shares issued or issuable upon the conversion of any Class B Preferred Shares in any manner which interferes with the timely conversion of such Class B Preferred Shares, except as may otherwise be required to comply with applicable securities laws.

         6P. DEFINITION OF COMMON SHARES. As used in this paragraph 6, the term "Common Shares" shall mean and include the Corporation's authorized Common Shares, as constituted on the date of filing of these terms of the Class B Preferred Shares, and shall also include any capital stock of any class of the Corporation thereafter authorized which shall not be limited to a fixed sum or percentage in respect of the rights of the holders thereof to participate in dividends or in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation; provided that the Common Shares receivable upon conversion of Preferred Shares shall include only shares designated as Common Shares of the Corporation on the date of filing of this instrument, or in case of any reorganization or reclassification of the outstanding shares thereof, the stock, securities or assets provided for in subparagraph 6H.


         6Q. MANDATORY CONVERSION. If at any time the Corporation shall effect a firm commitment underwritten public offering in the United States of Common Shares in which (i) the aggregate price paid to the Corporation for such shares by the public shall be at least U.S.$20.0 million and (ii) the price paid by the public for such shares shall be at least equal to the Class B Conversion Price per share (appropriately adjusted to reflect the occurrence of any event described in paragraph 6), then effective upon the closing of the sale of such shares by the Corporation pursuant to such public offering all outstanding Class B Preferred Shares shall automatically convert to Common Shares on the basis set forth in this paragraph 6. Holders of Class B Preferred Shares so converted may deliver to the Corporation at its principal office (or such other office or agency of the Corporation as the Corporation may designate by notice in writing to such holders) during its usual business hours, the certificate or certificates for the shares so converted. As promptly as practicable thereafter, the Corporation shall issue and deliver to such holder a certificate or certificates for the number of whole Common Shares to which such holder is entitled, together with any cash dividends and payment in lieu of fractional shares to which such holder may be entitled pursuant to subparagraph 6C. Until such time as a holder of Class B Preferred Shares shall surrender his or its certificates therefor as provided above, such certificates shall be deemed to represent the Common Shares to which such holder shall be entitled upon the surrender thereof.


7. REDEMPTION. The Class B Preferred Shares shall be redeemed as follows:


         7A. MANDATORY REDEMPTION. Upon receipt by the Corporation, at any time on or after June 1, 2005, of notice in writing from the holders of at least a majority of the then outstanding Preferred Shares requesting redemption of the Preferred Shares, the Corporation shall redeem from each holder of Preferred Shares, all of the Preferred Shares held by such holder on a date no more than forty-five (45) days after the date on which the Corporation has received such redemption request (the "Redemption Date").

         7B. REDEMPTION PRICE AND PAYMENT. The Class B Preferred Shares to be redeemed on the Redemption Date shall be redeemed by paying for each share in cash an amount equal to the greater of (i) the Class B Liquidation Preference Payment as set forth in paragraph 4 hereof or (ii) the fair market value of the Class B Preferred Share as of the Redemption Date, such amount being referred to as the "Class B Redemption Price". Such payment shall be made in full on the Redemption Date to the holders entitled thereto. For the purposes hereof, the term "fair market value of the Class B Preferred Share" shall mean the fair value of the Corporation attributable to the Class B Preferred Shares, as determined by a recognized firm of investment dealers or investment bankers nationally recognized in the United States or Canada (selected by the Corporation) in accordance with generally accepted valuation principles then in effect, as at the end of the most recent fiscal quarter of the Corporation, provided that in making such determination, no provision shall be made for either a control premium or a minority discount.


         7C. REDEMPTION MECHANICS. At least 20 but not more than 30 days prior to the Redemption Date, written notice (the "Redemption Notice") shall be given by the Corporation by delivery in person, certified or registered mail, return receipt requested, telecopier or telex, to each holder of record (at the close of business on the business day next preceding the day on which the Redemption Notice is given) of Preferred Shares notifying such holder of the redemption and specifying the Class B Redemption Price, the Redemption Date and the place where said Class B Redemption Price shall be payable. The Redemption Notice shall be addressed to each holder at his address as shown by the records of the Corporation. From and after the close of business on the Redemption Date, unless there shall have been a default in the payment of the Class B Redemption Price, all rights of holders of Class B Preferred Shares (except the right to receive the Class B Redemption Price) shall cease with respect to such shares, and such shares shall not thereafter be transferred on the books of the Corporation or be deemed to be outstanding for any purpose whatsoever. If the funds of the Corporation legally available for redemption of Preferred Shares on the Redemption Date are insufficient to redeem the total number of outstanding Class A Preferred Shares and Class B Preferred Shares, the holders of Class A Preferred Shares and Class B Preferred Shares shall share ratably in any funds legally available for redemption of such shares according to the respective amounts which would be payable with respect to the full number of shares owned by them if all such outstanding shares were redeemed in full. The Class B Preferred Shares not redeemed shall remain outstanding and entitled to all rights and preferences provided herein. At any time thereafter when additional funds of the Corporation are legally available for the redemption of such Class B Preferred Shares, such funds will be used, at the end of the next succeeding fiscal quarter, to redeem the balance of such shares, or such portion thereof for which funds are then legally available, on the basis set forth above.


         7D. REDEEMED OR OTHERWISE ACQUIRED SHARES TO BE RETIRED. Any Preferred Shares redeemed pursuant to this paragraph 7 or otherwise acquired by the Corporation in any manner whatsoever shall be cancelled and shall not under any circumstances be reissued; and the Corporation may from time to time take such appropriate corporate action as may be necessary to reduce accordingly the number of authorized Preferred Shares.

         7E. NO OTHER REDEMPTIONS. The Corporation shall not redeem, repurchase or otherwise acquire any shares of its capital stock until the Preferred Shares have been redeemed in full pursuant to these Articles unless each holder of the Preferred Shares consents in writing prior to such redemption, repurchase or other acquisition.


         7F. PURCHASE BY RELATED PARTY. Notwithstanding any provision of this paragraph 7, but subject to applicable law, in lieu of redeeming the Class B Preferred Shares, (i) the Corporation shall be entitled to cause any of its related or affiliated entities which is a "taxable Canadian corporation" as defined in the INCOME TAX ACT (Canada) to purchase such Class B Preferred Shares from the holders thereof on the Redemption Date unless such purchase of Class B Preferred Shares would have negative tax consequences to the holder thereof that are materially greater than the tax consequences to such holder arising out of the redemption of such Class B Preferred Shares and (ii) any holder of a Class B Preferred Share shall be entitled to require the Corporation to cause any of its related or affiliated entities to purchase any or all of such holder's Class B Preferred Shares from it on the Redemption Date and, in each such case, the purchaser thereof shall, and the Corporation shall cause such purchaser to pay to such holders the Class B Redemption Price in accordance with the provisions hereof, and upon the completion of such purchase by such subsidiary or affiliated entity, the Corporation shall be relieved from any obligation to redeem the Class B Preferred Shares so purchased. If any holder of a Class B Preferred Share requires the Corporation to cause any of its related or affiliated entities to purchase such holder's Class B Preferred Shares pursuant to clause (ii) of this subparagraph 7F and the Corporation fails to do so, the Corporation shall indemnify such holder and hold such holder harmless from and against any resulting tax liability.


8. AMENDMENTS. No provision of these terms of the Class B Preferred Shares may be amended (whether by merger, consolidation, amalgamation or otherwise), modified or waived without the written consent or affirmative vote of the holders of at least two-thirds of the then outstanding Class B Preferred Shares.